UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2025, Super League Enterprise, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below:

Proposal No. 1: Election of the two Class I Directors

	For	Withheld
Kristin Patrick	7,540,180	413,494
Bant Breen	7,561,944	391,730

The Company’s Directors are elected by a plurality of the votes cast. The Company’s Directors are classified into three classes, with staggered three-year terms. Stockholders elected Kristin Patrick and Bant Breen to serve as Class I Directors on the Company’s Board of Directors until the end of their respective terms.

Proposal No. 2: Approval of the anti-dilution provisions within the Certificate of Designations of the Series AAA Convertible Preferred Stock and the issuance of rights to purchase additional shares of Preferred Stock on similar terms.

For	Against	Abstain
7,344,000	601,367	8,307

The vote required to approve this proposal was the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Accordingly, stockholders approved (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Convertible Preferred Stock, which allows for the conversion price of the Series AAA Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price; and (ii) the issuance of rights to purchase additional shares of Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635 of the Nasdaq Capital Market, LLC.

Proposal No. 3: Approval of the anti-dilution provisions within the Certificate of Designations of the Series AAA Junior Convertible Preferred Stock and the issuance of rights to purchase additional shares of Preferred Stock on similar terms.

For	Against	Abstain
7,344,128	600,909	8,637

The vote required to approve this proposal was the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Accordingly, stockholders approved (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Junior Convertible Preferred Stock, which allows for the conversion price of the Series AAA Junior Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price; and (ii) the issuance of rights to purchase additional shares of Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635 of the Nasdaq Capital Market, LLC.

Proposal No. 4: Approval of one or more Amendments to the Company’s Charter to effect one or more Reverse Splits at a ratio of 1-for-5 to 1-for-200, and the Reverse Stock Split

For	Against	Abstain
9,272,545	2,219,500	124,912

The vote required to approve this proposal was the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal. Accordingly, stockholders approved one or more amendments to our Charter to effect (a) one or more reverse splits of the Company’s issued and outstanding shares of capital stock at a ratio of 1-for-5 to 1-for-200, and in the aggregate at a ratio of not more than 1-for-4,000, inclusive, with the exact ratio within such range to be determined by the Board of Directors of the Company at its discretion (the “Reverse Split”), and (b) the Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders, each subject to the Board's authority to abandon such amendments

Proposal No. 5: Approval of the 2025 Omnibus Equity Incentive Plan

For	Against	Abstain
6,961,977	989,422	2,275

The vote required to approve this proposal was the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Accordingly, stockholders approved the 2025 Omnibus Equity Incentive Plan.

Proposal No. 6: Advisory Vote to Approve Executive Compensation (Say-on-Pay Proposal)

For	Against	Abstain
6,904,395	1,046,329	2,950

The vote required to approve the non-binding advisory vote on executive compensation paid to the Company’s named executive officers was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as reported in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 19, 2025.

Proposal No. 7: Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation

	One Year	Two Years	Three Years	Abstain
Votes	2,033,220	96,249	5,768,305	55,900

Based upon the results of voting on this Proposal No. 7, the Board has determined that a Say-On-Pay Proposal will be presented to stockholders every three years.

Proposal No. 8: Ratification of Appointment of Auditors.

For	Against	Abstain
10,968,547	193,668	454,742

The vote required to approve this proposal was the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Accordingly, stockholders ratified the appointment of Withum Smith + Brown, PC as the Company’s independent auditors for the fiscal year ending December 31, 2025.

Proposal No.9: Approval of the Issuance of Shares of Common Stock in a Potential Financing

For	Against	Abstain
7,158,774	792,469	2,431

The vote required to approve this proposal was the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Accordingly, stockholders approved, pursuant to Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock in a potential financing.

For more information on the foregoing proposals, see the Company’s definitive proxy statement, filed with the SEC on May 19, 2025.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: June 10, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer